Exhibit 10.1

SPONSOR SUPPORT AND EXCHANGE AGREEMENT

The Sponsor Support and Exchange Agreement, dated April 21, 2025 (this “Agreement”), by and among, Papaya Growth Opportunity I Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario (the “Company”), and Papaya Growth Opportunity Corp. I, a Delaware corporation (“SPAC”).

RECITALS

This Agreement is entered into in connection with the consummation of the transactions contemplated by that certain Business Combination Agreement by and among SPAC, Company, and F&M Merger Sub 1 Inc., a Delaware corporation (“Merger Sub”), dated as of the date hereof (the “Business Combination Agreement”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Defined Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement. For the purposes of this Agreement the following capitalized terms have the following meanings:

“Agreement” has the meaning specified in the introduction.

“Business Day” means any day during a calendar year which is not a Saturday, Sunday or a day on which commercial banks in New York, New York or Toronto, Ontario are required by Law or permitted to be closed.

“Business Combination” has the meaning specified in the Recitals.

“Company” has the meaning specified in the introduction.

“Company Shares” means the common shares of the Company and any equity securities issued or issuable in exchange for, or with respect to, such Company Shares (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Designated Recipient(s)” means the Sponsor or any other person the Sponsor designates as a recipient in the Exchange Notice, as applicable.

“Exchange Amount” has the meaning specified in Section 2.2(a).

“Exchange Date” means the date specified in any Exchange Notice as the “Exchange Date”, which may be no less than five (5) Business Days after the Exchange Notice is delivered to the Company.

“Exchange Notice” has the meaning specified in Section 2.2(a).

“Exchange Ratio” means the number equal to the product of (i) the “Exchange Ratio” (as defined in the Business Combination Agreement) multiplied by (ii) 1.1262.

“Exchange Right” has the meaning specified in Section 2.1.

“Exchange Right Targets” has the meaning specified in Section 2.1.

“Founder Shares” means the shares of Class B Common Stock, par value $0.0001 per share, of SPAC, and any equity securities issued or issuable in exchange for, or with respect to, such Founder Shares (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Fundamental Transaction” has the meaning specified in Section 3.6(c).

“Governmental Authority” has the meaning specified in Section 3.7.

“Obligation” means the obligation to deliver the Reciprocal Company Shares upon exercise of the Exchange Rights pursuant to Article II hereof.

“Permitted Transferee” has the meaning specified in Section 7.7.

“Proposed Consummation Date” has the meaning specified in Section 3.6(d).

“Reciprocal Company Shares” means an amount of Company Shares equal to the product of (A) the Exchange Amount as set forth in the Exchange Notice, multiplied by (B) the Exchange Ratio.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance (other than an issuance of securities by SPAC), sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, “Transfer” shall not include the sale or transfer of Reciprocal Company Shares to the Sponsor in connection with the exercise of its Exchange Rights.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other financial institution as may from time to time be designated by the Company to act as its transfer agent for Company Shares.

Section 1.2         Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)           the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)           words importing any gender shall include other genders;

(c)           words importing the singular only shall include the plural and vice versa;

(d)           the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)           the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f)            references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g)           references to any Person include the successors and permitted assigns of such Person;

(h)           the use of the words “or,” “either” and “any” shall not be exclusive;

(i)            references to “$” or “dollars” means the lawful currency of the United States of America;

(j)            references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)           the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

EXCHANGE RIGHT

Section 2.1         Exchange Right.

(a)           Commencing on the Closing Date, and subject to the occurrence of the Exchange Right Targets (as defined below), the Sponsor shall have the right (an “Exchange Right”) at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender any or all of the Founder Shares held by the Sponsor to SPAC in exchange for Reciprocal Company Shares, as provided in and subject to the adjustments set forth in this Agreement.

(b)           The exercise of the Exchange Right by the Sponsor shall be subject to the occurrence of the following (collectively, the “Exchange Right Targets”):

(i)         The Exchange Right shall become exercisable with respect to 50% of the Founder Shares on the earlier of (A) the date that is six (6) months following the Closing Date or (B) the date on which the last reported sale price of the Company Shares equals or exceeds $11.50 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period commencing on the Closing Date; and

(ii)        The Exchange Right shall become exercisable with respect to the remaining 50% of the Founder Shares on the earlier of (A) the date that is twelve (12) months following the Closing Date or (B) the date on which the last reported sale price of the Company Shares equals or exceeds $15.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the Closing Date;

(c)           For purposes of Section 2.1(b), “Trading Day” means any day on which the Company Shares are actually traded on Nasdaq or other stock exchange, as applicable.

Section 2.2         Exchange Right Procedures. In the event that the Sponsor elects to exercise its Exchange Rights, the Sponsor shall tender to SPAC the applicable number of Founder Shares to SPAC in exchange for Reciprocal Company Shares in accordance with the following procedures:

(a)           Sponsor shall deliver to the Company and SPAC a notice substantially in the form attached hereto as Exhibit A (an “Exchange Notice”) specifying (i) the number of Founder Shares that the Sponsor wishes to exchange (the “Exchange Amount”) and the number of Reciprocal Company Shares to be issued in connection with such exchange, (ii) the proposed Exchange Date, and (iii) the Designated Recipient(s) of the Reciprocal Company Shares.

(b)           As promptly as practicable and no later than five (5) Business Day after the delivery by Sponsor and SPAC of an Exchange Notice to the Company, the Company shall instruct the Transfer Agent to:

(i)        issue to the Sponsor or the Designated Recipient(s) as applicable, on the Exchange Date, the number of Reciprocal Company Shares specified in the Exchange Notice, by registering such Reciprocal Company Shares in the Company’s register of members in the name of the Sponsor or the Designated Recipient(s), as applicable; and

(ii)       upon receipt by the Company of the relevant required documents, register such issuance of Reciprocal Company Shares as an issuance by the Company in exchange for a number of Founder Shares issued to the Company pursuant to Section 2.2(c) below.

(c)            Upon issuance by the Company of the Reciprocal Company Shares and registration in the Company’s register of members in the name of the Sponsor or the Designated Recipient(s), as applicable, the Sponsor shall transfer to the Company a number of Founder Shares equal to the Exchange Amount, and shall cancel a number of Founder Shares held by the Sponsor equal to the Exchange Amount.

(d)            SPAC shall be entitled to deduct and withhold from the Reciprocal Company Shares issued to the Designated Recipient(s) pursuant to this Agreement any number of shares the Company is required to deduct and withhold with respect to the making of such exchange under the Code or any other provision of federal, state, local or foreign tax law. To the extent that Reciprocal Company Shares are so deducted and withheld, such withheld Reciprocal Company Shares shall be treated for all purposes of this Agreement as having been delivered to the Designated Recipient(s) to whom such Reciprocal Company Shares would otherwise have been delivered to.

Section 2.3         Effect on Founder Shares Surrendered. Upon issuance and registration by the Company of the Reciprocal Company Shares pursuant to Section 2.2(b) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, the Sponsor shall cease to be a holder of the portion of such Founder Shares being surrendered for exchange and shall have no further rights whatsoever with respect to such Founder Shares. Following receipt by the Designated Recipient(s) of the Reciprocal Company Shares, and provided there has been no revocation of the applicable Exchange Notice by the Sponsor in advance of such receipt, the surrendered Founder Shares shall be deemed cancelled by SPAC.

Section 2.4         Effect of Fundamental Transaction. Notwithstanding anything in this Agreement to the contrary, if a Fundamental Transaction occurs prior to the occurrence of all Exchange Right Targets, then immediately prior to the consummation of such Fundamental Transaction, (i) the Exchange Right Targets that had not previously occurred shall be deemed to have occurred and (ii) the Exchange Rights shall become exercisable with respect to all Founder Shares. The Company shall provide Sponsor with sufficient prior notice so that Sponsor may participate in such Fundamental Transaction by exercising its Exchange Rights prior thereto and, to facilitate participation in such Fundamental Transaction, to adopt reasonable modifications (following good faith consultation with the Company) to the exchange procedures set forth in this Agreement so that any exercise required in respect thereof shall be effective immediately prior to the closing of such Fundamental Transaction.

ARTICLE III

SUPPORT OF THE EXCHANGE RIGHT

Section 3.1         Taxes. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future liens, encumbrances, transfer Taxes and all liabilities with respect thereto. Each party shall pay any and all transfer Taxes that he, she or it is required to pay under applicable Law.

Section 3.2         No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties hereto in writing, the obligations of the Company under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a)           any modification or amendment, in whole or in part, of the terms of the Founder Shares, the Governing Documents of SPAC or any other instrument or agreement evidencing or relating to any of the foregoing;

(b)           any change, whether direct or indirect, in the Company’s relationship to SPAC, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company or any other entity;

(c)           the failure by the Sponsor to bring an action against SPAC, the Company or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

(d)           any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or SPAC or any defense which the Company or SPAC may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e)           any other act or omission that may or might otherwise operate as a discharge of the Company as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 3.3         [intentionally omitted].

Section 3.4         Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocal Company Shares (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by the Sponsor at any time of any right or remedy against the Company or SPAC. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.1.

Section 3.5         Reservation of Shares. The Company shall, at all times while Founder Shares are outstanding or Reciprocal Company Shares are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement, reserve and keep available, from its authorized and unissued share capital, sufficient Company Shares solely for issuance and delivery as and when required under this Agreement and/or such other agreements.

Section 3.6         Dilutive Actions; Dividends; Issuances; Shareholder Rights; Fundamental Transactions.

(a)           If there is any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Company Shares, the Company and SPAC shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Founder Shares.

(b)           In the event that the Company shall cause a dividend or other distribution to be made on the Company Shares (whether in the form of cash, securities, properties or other assets), the Company shall take all necessary actions (including making contributions of cash, securities, property or other assets) so as to allow SPAC to declare and pay, and SPAC shall declare and pay (and the Company shall cause SPAC to declare and pay) a dividend or distribution on each Founder Share which shall be identical to the dividend or distribution paid on each Company Share, at the same time as such dividend or distribution shall be paid on the Company Shares.

(c)           In the event of any merger, acquisition, reorganization, consolidation, or liquidation of the Company involving a payment or distribution of cash, securities or other assets to the holders of Company Shares or any reclassification or other similar transaction as a result of which the Company Shares are converted into, among other things, another security and the Founder Shares shall remain outstanding (a “Fundamental Transaction”), then the exchange provisions of this Agreement shall thereafter permit the exchange of Founder Shares for the amount of such cash, securities or other assets which the Sponsor would have received had it made an exchange for Company Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Company Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

(d)           The Company shall provide the Sponsor with notice of any transaction referred to in Section 3.6(a) or Section 3.6(c) promptly after such transaction is proposed by a third-party to the Company or by the Company to its board of directors or its shareholders, but in no event later than (i) ten (10) Business Days prior to record date of such transaction, if applicable, or (ii) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, or (iii) in any such case, such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction (the “Proposed Consummation Date”) and the effect of such transaction on the Exchange Ratio, which Exchange Ratio shall be adjusted to reflect appropriately the effect of any such transaction.

(e)           All holders of Founder Shares shall receive all notices, proxies, reports and other documents delivered to holders of Company Shares as if such holders of Founder Shares were holders of Company Shares. All holders of Founder Shares shall be entitled to attend all meetings, whether annual or extraordinary, of the shareholders of the Company as if such holders of Founder Shares were holders of Company Shares and receive such prior notice of such meetings at substantially the same time as holders of Company Shares.

Section 3.7         Government Authority Approval. The Company, SPAC and the Sponsor shall cooperate with one another in (a) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under any United States federal or state law (a “Governmental Authority”) is required in connection with the issuance of Reciprocal Company Shares, (b) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with the issuance of Reciprocal Company Shares on a timely basis and (c) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party; provided, that any and all fees, costs and expenses required to be incurred by either the Company, SPAC or the Sponsor in connection with obtaining any such consent, approval, registration or qualification or waiver by, any Governmental Authority shall be paid by the Sponsor.

ARTICLE IV

SUPPORT OF THE BUSINESS COMBINATION AGREEMENT

Section 4.1        Agreement to Vote. Sponsor agrees that, at the SPAC Shareholder Meeting pursuant to Section 7.2 (Preparation of Proxy/Registration Statement; SPAC Shareholder Meeting and Approvals; Company Shareholder Resolution) of the Business Combination Agreement or at any other shareholder vote, whether at a meeting or pursuant to a written consent, Sponsor shall vote, or cause to be voted at such meeting or pursuant to such written consent, all of its SPAC Shares (a) in favor of the approval and adoption of the Transaction Proposals, and (b) against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, or that would reasonably be expected to delay the consummation of the Transactions, increase the likelihood of the failure of the consummation of the Transactions or result in the failure of the Transactions from being consummated. Sponsor acknowledges receipt and review of a copy of the Business Combination Agreement.

Section 4.2         No Transfer of SPAC Shares. Sponsor agrees that it shall not, except as otherwise contemplated by this Agreement, directly or indirectly, (a) Transfer any of its SPAC Shares, (b) deposit any of its SPAC Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any of its SPAC Shares; provided, that, the foregoing shall not prohibit the Transfer of SPAC Shares by Sponsor to an Affiliate thereof, but only if such Affiliate shall execute a joinder agreeing to become a party to this Agreement with rights and obligation substantially equivalent to those of Sponsor (the execution of such joinder by the Company and SPAC not to be unreasonably withheld, conditioned or delayed).

Section 4.3        Waiver of Redemption Rights. Sponsor agrees (a) not to demand that SPAC redeem the SPAC Shares in connection with the Transactions, and (b) not to otherwise participate in any such redemption by tendering or submitting any of the SPAC Shares for redemption.

Section 4.4        Waiver of Anti-Dilution Rights. Sponsor hereby waives the provisions set forth in Section 4.03(b)(ii) of SPAC’s certificate of incorporation relating to the adjustment of the Initial Conversion Ratio (as defined therein), and any and all other anti-dilution rights, in connection with the Transactions with respect to each Founder Share held as of the date hereof.

Section 4.5        SPAC Transaction Expenses. In the event the accrued and unpaid SPAC Transaction Expenses at the Closing exceed the SPAC Transaction Expenses Cap, Sponsor shall pay, or cause to be paid, in cash or other form of consideration acceptable to the Company in its sole discretion, the amount of such excess SPAC Transaction Expenses at the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1        Representations and Warranties of the Company. The Company represents and warrants as of the date hereof, and as of each Exchange Date, that:

(i)        it is an exempted company limited by shares and is existing in good standing under the laws of Ontario, Canada;

(ii)       it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Company Shares in accordance with the terms hereof;

(iii)      the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Company Shares) have been duly authorized by all necessary action on the part of the Company, including but not limited to all actions necessary to ensure that the issuance of Reciprocal Company Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Company’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti- takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby;

(iv)      this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Reciprocal Company Shares) will not result in a violation of the Company Governing Documents;

(v)       upon each issuance to a Designated Recipient as contemplated by this Agreement, the Reciprocal Company Shares so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens and charges imposed by the Company in respect of the issue thereof; and

(vi)      to the extent the Company Shares are listed on Nasdaq or other stock exchange, as applicable, all Company Shares shall, at all times that Founder Shares are exchangeable, be duly approved for listing subject to official notice of issuance on each such stock exchange, if any, on which the Company Shares is then listed.

Section 5.2         Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof, and as of each Exchange Date, that:

(i)        it is duly formed and in good standing under the laws of the State of Delaware;

(ii)       it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

(iii)      the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Sponsor;

(iv)      this Agreement constitutes a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(v)       the execution, delivery and performance of this Agreement by the Sponsor and the consummation by the Sponsor of the transactions contemplated hereby will not result in a violation of the organizational documents of the Sponsor; and

(vi)      that any Designated Recipient shall have all necessary legal authority under applicable laws to hold the Reciprocal Company Shares.

(vii)     The Sponsor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

ARTICLE VI

SECURITIES LAW MATTERS

Section 6.1         Securities Law Transfer Restrictions. The Sponsor agrees that it shall not offer, sell or otherwise Transfer any Company Shares issued pursuant to this Agreement other than (a) to the Company, (b) in compliance with the Securities Act or applicable laws of any State or other jurisdiction governing the offer and sale of securities or (c) in a transaction that does not require registration under the Securities Act or the laws of any applicable State or other jurisdiction governing the offer and sale of securities, but only if the Sponsor has furnished to the Company, a customary opinion of counsel, reasonably satisfactory to the Company, prior to such sale or Transfer to the extent reasonably requested by the Company. The Sponsor consents to the Company making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of the Company and SPAC held by the Sponsor without first being notified by SPAC that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. SPAC shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

Section 6.2         Legend. Each of the Company, SPAC and the Sponsor acknowledges and agrees that, in connection with the issuance of Reciprocal Company Shares, the following legend (or a similar notation) shall be placed in the Transfer Agent’s books with respect to such Reciprocal Company Shares:

“THE RECIPROCAL COMPANY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”

The Company shall, at the request of the Sponsor, remove or cause to be removed the legend described in this Section 6.2 if it is reasonably satisfied (based upon opinion of counsel addressed to the Company reasonably satisfactory to the Company) that such notation is no longer required under applicable requirements of the Securities Act.

Section 6.3        Listing. The Company shall take all such actions as may be necessary to ensure that the Reciprocal Company Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on Nasdaq or other stock exchange, if any, on which the Company Shares is then listed. The Company shall take all such actions as may be necessary to ensure that all such Reciprocal Company Shares may be so issued without violation of any requirements of Nasdaq or other stock exchange, if any, upon which Company Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

ARTICLE VII

MISCELLANEOUS

Section 7.1        Termination. This Agreement shall terminate upon the earlier of (i) the date that no Founder Shares (or successor securities in connection with a Fundamental Transaction) remain outstanding, (ii) the date that the Business Combination Agreement is terminated and (iii) the mutual written consent of the Company, SPAC and the Sponsor; provided, that Article VI and this Article VII shall survive such termination. Notwithstanding the foregoing, Article IV shall terminate upon the earlier of (i) the date that the Business Combination Agreement is terminated and (ii) the Closing Date (as defined in the Business Combination Agreement).

Section 7.2         [intentionally omitted].

Section 7.3         Election of Remedies. Each and every right, power and remedy herein given to the parties hereto, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the parties hereto.

Section 7.4         Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

Section 7.5         Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by the parties hereto in the same manner as this Agreement and which makes reference to this Agreement.

Section 7.6         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy or other electronic means, receipt confirmed, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a)	If to SPAC:

Papaya Growth Opportunity Corp. I

3500 South Dupont Highway, Suite HX-102

Dover, DE 19901

E-mail: clay@papayagrowth.com

Attention: Clay Whitehead

if prior to the Business Combination, with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Email: alan.annex@gtlaw.com; adam.namoury@gtlaw.com

Attention: Alan Annex; Adam Namoury

(b)	If to the Company:

Forbes & Manhattan Resources Inc.

198 Davenport Road

Toronto, ON Canada M5R1J2

Email: nsaid@fmresources.ca

Attention: Neil Said

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Email: gcaruso@loeb.com

Attention: Giovanni Caruso

(c)	If to the Sponsor:

Papaya Growth Opportunity I Sponsor, LLC

2201 Broadway, 750

Oakland, CA 94612

E-mail: clay@papayagrowth.com

Attention: Clay Whitehead

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Email: alan.annex@gtlaw.com; adam.namoury@gtlaw.com

Attention: Alan Annex; Adam Namoury

or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

Section 7.7         Successors and Assigns: Joinder Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither the Company nor SPAC shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of all of the other parties hereto, and any such assignment without such consent shall be void and have no effect on the rights of the Sponsor hereunder. The Sponsor shall be entitled to assign its rights hereunder in conjunction with the assignment or transfer of its Founder Shares or the right to receive Company Shares to a third party (a “Permitted Transferee”), but only if such Permitted Transferee shall execute a joinder agreeing to become a party to this Agreement with rights and obligation substantially equivalent to those of Sponsor.

Section 7.8         Specific Performance: Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which he, she or it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of any of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

Section 7.9         Governing Law. This Agreement shall be construed according to and governed by the laws of the State of New York without regard to principles of conflict of laws.

Section 7.10       Jurisdiction; Waiver of Jury Trial.

(a)            All legal proceedings arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that, if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 7.6 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.

(b)            Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 7.10. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated to this Agreement.

Section 7.11       Entire Agreement. This Agreement and the documents or instruments referred to herein and therein, including any exhibits and schedules attached hereto and thereto, constitute the entire agreement among the parties hereto in respect of the subject matter contained herein and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the subject matter contained herein. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth or referenced in this Agreement.

Section 7.12      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 7.13       Counterparts. This Agreement may be executed (including by facsimile or other electronic transmission) in one or more separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts will together constitute the same agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

FORBES & MANHATTAN RESOURCES INC.

By:	/s/ Stan Bharti
Name:	Stan Bharti
Title:	Director

PAPAYA GROWTH OPPORTUNITY CORP. I

By:	/s/ Clay Whitehead
Name:	Clay Whitehead
Title:	Chief Executive Officer

PAPAYA GROWTH OPPORTUNITY I SPONSOR, LLC

By:	/s/ Clay Whitehead
Name:	Clay Whitehead
Title:	Managing Member

EXHIBIT A

Form of Exchange Notice

To:	Forbes & Manhattan Resources Inc.
[ADDRESS]

Date: [          ]

Pursuant to the Sponsor Support and Exchange Agreement, dated April [ ], 2025, Sponsor and SPAC hereby direct the Company to issue (and to cause the Transfer Agent to deliver) [ ] Reciprocal Company Shares to the Designated Recipient(s) identified below in exchange for [ ] Founder Shares, effective as of the Proposed Exchange Date set forth below.

Designated Recipient(s):

Name: [         ]

Address: [         ]

Taxpayer ID: [         ]

Proposed Exchange Date: [         ]

Very Truly Yours,

PAPAYA GROWTH OPPORTUNITY I SPONSOR, LLC

By:
Name:
Title: